UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure.
On May 23, 2006, TD AMERITRADE Holding Corporation (“TD Ameritrade”) held an analyst/investor conference and webcast. Furnished as Exhibit 99.1 is a copy of the transcript of TD AMERITRADE’s presentation during that call and the questions and answers following each presentation.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be “furnished” and not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws or that the transcript includes material information not otherwise publicly available.
The attached exhibit contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that may cause such differences include, but are not limited to: general economic and political conditions, interest rates, stock market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, integration associated with the TD Waterhouse acquisition, realization of synergies from the TD Waterhouse acquisition, the new pricing structure, regulatory and legal matters and uncertainties and the other risks and uncertainties set forth in periodic reports filed under the Exchange Act. The forward-looking statements contained in the attached Exhibit speak only as of the date on which the statements were made. TD AMERITRADE undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	May 23, 2006 Analyst/Investor Day Transcript

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: May 24, 2006	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	May 23, 2006 Analyst/Investor Day Transcript